UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  May 25, 2011

WIZARD WORLD, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-33383	98-0357690
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1350 Avenue of the Americas, 2nd Floor New York, NY	10019
(Address of principal executive offices)	(Zip Code)

(646) 801-5572
 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On May 25, 2011, Wizard World, Inc. (the “Company”) entered into an employment agreement (the “Employment Agreement”) with Mr. Gareb Shamus, President and CEO of the Company, as more fully described in Item 5.02 of this Current Report on Form 8-K and hereby incorporated by reference into this Item 1.01.

On May 25, 2011, the Company also entered into a Director Agreement (the “Director Agreement”) with Mr. Shamus.  The term of the Director Agreement commences on May 25, 2011 and continues through the Company’s next annual stockholders’ meeting.  However, the Director Agreement may, at the option of the Board, be automatically renewed on such date that Mr. Shamus is re-elected to the Board.

For Mr. Shamus’ service on the Board, he received, upon execution of the Director Agreement, and in accordance with a Non-Qualified Stock Option Agreement, entered into as of May 25, 2011 (the “Stock Option Agreement”), by and between the Company and Mr. Shamus, a non-qualified stock option to purchase up to one hundred and fifty thousand (150,000) shares of the Company’s common stock, par value $.0001 per share (the “Common Stock”), at an exercise price per share equal to the closing price of the Company’s Common Stock on the execution date of the Director Agreement.  The option is exercisable for a period of five years and vests 33% annually over a period of three (3) years, pro-rated for the number of days Mr. Shamus served on the Board.  The Stock Option Agreement is more fully described in Item 5.02 hereof and is hereby incorporated by reference into this Item 1.01.

In conjunction with the Employment Agreement and the Director Agreement, the Company also entered into an Indemnification Agreement, dated as of May 25, 2011 (the “Indemnification Agreement”), with Mr. Shamus. The Indemnification Agreement indemnifies Mr. Shamus to the fullest extent permitted under Delaware law for any claims arising out of, or resulting from, among other things, (i) any actual, alleged or suspected act or failure to act by Mr. Shamus in his capacity as an officer, director or agent of the Company and (ii) any actual, alleged or suspected act or failure to act by Mr. Shamus in respect of any business, transaction, communication, filing, disclosure or other activity of the Company. Under the Indemnification Agreement, Mr. Shamus is indemnified for any losses pertaining to such claims, provided, however, that the losses shall not include expenses incurred by Mr. Shamus in respect of any claim as to which he shall have been adjudged liable to the Company, unless the Delaware Chancery Court rules otherwise. The Indemnification Agreement provides for indemnification of Mr. Shamus during his employment and for a period of six (6) years thereafter.

In conjunction with the Employment Agreement, the Company also entered into a Non-Compete, Non-Solicitation and Non-Disclosure Agreement (“Non-Compete”), dated as of May 25, 2011, with Mr. Shamus.  Pursuant to the Non-Compete, during the period commencing on the date of the Employment Agreement and ending upon his termination for any reason, Mr. Shamus agrees, among other things, (i) to not directly or indirectly induce or attempt to induce any employees of the Company to leave the employ of the Company or solicit business of any clients of the Company; (ii) except for his business activities with PGM Media, LLC and other certain exceptions set forth in the Non-Compete, to not engage in, or own or control an interest in, or act as principal, director or officer of, or consultant to, any firm or corporation engaged in a venture or business substantially similar to that of the Company or which is in direct competition with the Company within the United States, its territories and its possessions; and (iii) to not use any proprietary information of the Company, for his own benefit nor disclose any  such proprietary information to others. Notwithstanding the foregoing, proprietary information does not include any information proposals, marketing and sales plans, financial information, costs, pricing information, computer programs (including source code, object code, algorithms and models), customer information, customer lists, and all methods, concepts, know-how or ideas, created or generated by Mr. Shamus for which the Company has not been fully compensated. No work or intellectual property created by the Employee shall be deemed work for hire and Mr. Shamus will only have the rights to such work or intellectual property after fully compensating the Company for such work or intellectual property.

The above description of the Employment Agreement, Director Agreement, Indemnification Agreement and Non-Compete does not purport to be complete and is qualified in its entirety by reference to such agreements, which are attached hereto as Exhibits 10.1, 10.2 and 10.3, respectively, to this Current Report on Form 8-K.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Compensatory Arrangements of Certain Officers.

On May 25, 2011, the Company entered into an employment agreement, effective as of May 25, 2011 (the “Employment Agreement”), with Mr. Gareb Shamus, pursuant to which he serves as Chief Executive Officer of the Company.  The term of the employment is for a period of three (3) years and automatically renews  for additional one (1) year periods unless either Mr. Shamus or the Company gives written notice of non-renewal to the other party no later than sixty (60) days prior to the expiration of the then current term.

The Employment Agreement provides for an annual base salary of $140,000 (the “Base Salary”), subject to an annual increase of at least ten percent (10%) per annum, and may not be decreased.  In addition to the Base Salary, Mr Shamus will receive an annual bonus of up to one hundred percent (100%) of his then-current Base Salary (to be paid 50% in cash and 50% in restricted stock) based upon the achievement of certain performance targets to be agreed upon by Mr. Shamus and a majority of the Board (the “Bonus Target”).  Notwithstanding the foregoing, in the event that the business’s performance for any fiscal year is greater than seventy-five percent (75%) but less than one hundred percent (100%) of the applicable Bonus Target, Mr. Shamus shall be entitled to a percentage of the annual bonus as determined in the Employment Agreement. In the event Mr. Shamus and the Board are unable to agree to a mutually acceptable Bonus Target, Mr. Shamus will receive a annual bonus of not less than fifteen percent (15%) of the Base Salary, all of which may be paid in restricted stock at Mr. Shamus’ sole discretion.

(d) Options

As described in Item 1.01 above, which is incorporated by reference to this Item 5.02, the Company entered into a Non-qualified Stock Option Agreement (“Stock Option Agreement”) with Mr. Shamus.  Under the Stock Option Agreement, Mr. Shamus was granted a non-qualified stock purchase option (the “Non-qualified Option”) to purchase up to an aggregate of one hundred fifty thousand (150,000) shares of Common Stock of the Company, subject to the terms and conditions of the 2011 Incentive and Award Plan (the “Plan”).  The exercise price for the Non-qualified Option is the closing price on the trading day immediately prior to the date of grant of the Non-qualified Option on the OTC Markets. The Non-qualified Option vests 33% on each yearly anniversary of the commencement of Mr. Shamus’ employment over a three (3) year period, and is exercisable until 5:30 p.m. New York time on the date that is the fifth (5th) year anniversary of the date of grant. Other than restrictions on exercise, neither the Non-qualified Option nor any shares of Common Stock obtained upon exercise thereof shall be subject to forfeiture or to the Company’s or other stockholders’ right to repurchase. The options shall fully vest upon, among other things, termination for Good Reason or without Cause and a change of control.

The above descriptions of the Employment Agreement, Stock Option Agreement and Plan do not purport to be complete, and are qualified in their entirety by reference to the full text of the Employment Agreement, Plan and the Stock Option Agreement, which is incorporated by reference herein as Exhibits 10.1, 10.4 and 10.5, respectively, to this Current Report on Form 8-K.

Item 9.01 Financial Statement and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

10.1	Employment Agreement, including Non-Compete, Non-Solicitation and Non-Disclosure Agreement, each dated May 25, 2011, by and between the Company and Mr. Gareb Shamus.*

10.2	Form of Director Agreement (incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K filed with the Securities and Exchange Commission on May 9, 2011).

10.3	Form of Director and Officer Indemnification Agreement(incorporated by reference to Exhibit 10.2 to the Company’s Form 8-K filed with the Securities and Exchange Commission on May 9, 2011).

10.4	Wizard World, Inc. 2011 Stock Incentive and Reward Plan (incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K filed with the Securities and Exchange Commission on May 12, 2011).

10.5	Non-qualified Stock Purchase Agreement *

*Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 31, 2011	By:	/s/Gareb Shamus
	Name:	Gareb Shamus
	Title:	President and Chief Executive Officer